LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
(and the Associated Preferred Share Purchase Rights)
of
Information Resources, Inc.
Pursuant to the Offer to Purchase
dated September 8, 2003
of
Gingko Acquisition Corp.,
a wholly owned subsidiary of
Gingko Corporation,
a company formed by
Symphony Technology II-A, L.P.,
Symphony Technology II GP, LLC,
Romesh Wadhwani
and affiliates of
Tennenbaum & Co., LLC
and by
Information Resources, Inc. Litigation Contingent Payment Rights Trust

          THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
  ON OCTOBER 10, 2003, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

LASALLE BANK NATIONAL ASSOCIATION

By Mail: LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	By Overnight Courier: LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	By Hand in New York: The Bank of New York Ground Level — Corporate Trust Window 101 Barclay Street New York, NY 10286
By Facsimile: (For Eligible Institutions Only) (312) 904-2236
Confirm Facsimile Transmission: (By Telephone Only) (312) 904-2458

        IF YOU DELIVER OR TRANSMIT THIS LETTER OF TRANSMITTAL TO A DIFFERENT ADDRESS OR FACSIMILE NUMBER THAN THAT SET FORTH ABOVE, THAT DELIVERY WILL NOT BE VALID. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS LETTER OF TRANSMITTAL.

        You should use this Letter of Transmittal if you are the holder of record of Shares (as defined below) and you are (1) forwarding certificates for those Shares with this letter pursuant to the procedures set forth in Section 3 of the Offer to Purchase or (2) making delivery of Shares by book-entry transfer to the Depositary's account at The Depository Trust Company (unless an Agent's Message (as defined in Section 3 of the Offer to Purchase) is included with the confirmation of delivery received by the Depositary in connection with that book-entry transfer).

        If you are holding shares of common stock, par value $0.01 per share, of Information Resources, Inc. (and the associated preferred share purchase rights), and the certificates for those Shares are not immediately available or you cannot either deliver those certificates and all other required documents to the Depositary on or before the expiration of the Offer (as defined below) or complete the procedure for book-entry transfer on a timely basis, you must tender your Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility (as defined below) does not constitute delivery to the Depositary.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (Attach additional list if necessary)

	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

*	Need not be completed by stockholders tendering by book-entry transfer.
**	Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY SUBMISSION OF SHARE CERTIFICATES TOGETHER WITH THIS LETTER OF TRANSMITTAL.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Shareholder(s)

Date of Execution of Notice of Guaranteed Delivery	, 20

Name of Institution which Guaranteed Delivery

  If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

        The undersigned hereby tenders to Gingko Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Gingko Corporation, a Delaware corporation, the above-described shares of common stock, par value $0.01 per share (the "Common Stock"), of Information Resources, Inc., a Delaware corporation (the "Company"), and the associated preferred share purchase rights (the "Rights", and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, as amended and restated as of October 27, 1997, and as further amended as of June 29, 2003 and September 7, 2003, between the Company and Harris Trust and Savings Bank as Rights Agent (the "Rights Agreement"), pursuant to Purchaser's offer to purchase all outstanding Shares at $3.30 per Share, net to the seller in cash, without interest thereon, plus one contingent value right certificate ("CVR Certificate") per share representing the right to receive an amount equal to a portion of any potential proceeds of an existing antitrust lawsuit, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 2003, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). The Offer expires at 12:00 Midnight, New York City time, on October 10, 2003, unless extended as described in the Offer to Purchase (the "Expiration Date").

        Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered with this document, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after September 7, 2003) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to those Shares (and all such other Shares or securities), with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for those Shares (and all such other Shares or securities), or transfer ownership of those Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the "Book-Entry Transfer Facility"), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present those Shares (and all such other Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of those Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

        The undersigned hereby irrevocably appoints William Chisholm, Bryan Taylor, Steven Chang and Howard Levkowitz, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after September 7, 2003), at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of those Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to those Shares (and all such other Shares or securities), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after September 7, 2003) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

        All authority conferred or agreed to be conferred by this document shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this document shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

        Unless otherwise indicated below under "Special Payment Instructions", please issue the check for the cash portion of the purchase price of any Shares purchased and certificates representing the applicable number of CVR Certificates being issued to me pursuant to the Offer, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated below under "Special Delivery Instructions", please mail the check for the cash portion of the purchase price of any Shares purchased, certificates representing the applicable number of CVR Certificates being issued to me pursuant to the Offer and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). If both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the cash portion of the purchase price of any Shares purchased and certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer and return any Shares not tendered or not purchased in the name(s) of, and mail such check and CVR Certificates and any certificates for Shares not tendered or not purchased to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions", to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

  SPECIAL PAYMENT INSTRUCTIONS

  (See Instructions 6, 7 and 8)

          To be completed ONLY if the check for the cash portion of the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) and certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue	☐	check/CVR Certificates	☐	certificates for Shares returned
Name	(Please Print)
Address
(Zip Code)
Taxpayer Identification Number

  SPECIAL DELIVERY INSTRUCTIONS

  (See Instructions 6, 7 and 8)

          To be completed ONLY if the check for the cash portion of the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) and certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

Mail	☐	check/CVR Certificates	☐	certificates for Shares returned
Name	(Please Print)
Address
(Zip Code)

SIGN HERE

(Please complete Substitute Form W-9 below)

Signature(s) of Stockholder(s)
Dated	, 20

Name(s)
(Please Print)
Capacity (full title)
Address
(Zip Code)
Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s)

(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)

Name of Firm
Address
(Zip Code)
Authorized Signature
Name	(Please Print)
Area Code and Telephone Number

Signature(s) of Stockholder(s)
Dated	, 20

SUBSTITUTE	Part I Taxpayer Identification No. — For All Accounts		Part II	For Payees Exempt
FORM W-9				From Backup With-
Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification No.	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see "How to Obtain a TIN" in the enclosed Guidelines.

	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employer Identification Number		holding (see enclosed Guidelines)

Part III Certification — Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
SIGNATURE	DATE	, 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

        1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended) (each an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the box entitled "Special Payment Instructions" on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

        2.    Delivery of Letter of Transmittal and Shares.    This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless confirmation of delivery received by the Depositary includes an Agent's Message, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee (or an Agent's Message in connection with a book-entry transfer) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee (or an Agent's Message in connection with a book-entry transfer) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

        The method of delivery of Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

        No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

        3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule and attached hereto.

        4.    Partial Tenders (not applicable to stockholders who tender by book-entry transfer).    If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered". In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions", as the case may be, on this Letter of Transmittal, promptly following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

        If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the cash portion of the purchase price and issuance of certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

        6.    Stock Transfer Taxes.    Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price and issuance of certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

        7.    Special Payment and Delivery Instructions.    If the check for the cash portion of the purchase price of any Shares purchased and certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer are to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check for the cash portion of the purchase price and certificates representing the applicable number of CVR Certificates being issued pursuant to the Offer or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under "Special Payment Instructions". If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

        8.    Substitute Form W-9.    Under the U.S. federal income tax laws, the Depositary will be required to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder's or payee's correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual, and if a stockholder payee is an entity, the taxpayer identification number is the entity's employer identification number. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder or payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

        9.    Mutilated, Lost, Stolen or Destroyed Certificates.    If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact the Depositary immediately by calling (800) 246-5761, option 2. The Depositary will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to give Purchaser a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed.

        10.    Requests for Assistance or Additional Copies.    Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at its address or telephone number set forth on the back cover of this document.

The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
CALL TOLL-FREE (800) 322-2885
E-mail: proxy@mackenziepartners.com